Consent of Independent Auditors

We consent to the incorporation by reference of the registration statements on Form S-8 (Nos. 333-19159, 333-43474, 333-163318, 333-166623, 333-172396, 333-183550, and 333-189266) and on Form S-3 (Nos. 333-173147 and 333-191053) of SunEdison, Inc. our report dated March 20, 2014, with respect to the consolidated financial statements of First Wind Holdings, LLC and subsidiaries, included in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 13, 2015